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                                                                    EXHIBIT 10.4



                         CONSULTING SERVICES AGREEMENT

This Consulting Services Agreement ("Agreement") is entered into this 1st day of March 2002, between Autobytel Inc., a Delaware corporation ("Company"), and Jeffrey Coats (hereinafter referred to as "Coats" or "Consultant") and is based on the facts as hereafter set forth. Consultant and Company are sometimes collectively referred to herein as the "Parties".


                                    RECITALS

        WHEREAS: Coats is currently a director of the Company and the Company desires to retain Coats as a consultant to the Company for business development consulting services.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:


                                    ARTICLE 1
                               TERM OF ENGAGEMENT

        The Company hereby engages Coats as Consultant to the Company and Coats hereby accepts such consultancy by the Company on a month to month basis not exceeding one year (the "Term") commencing from the date of this Agreement, unless extended by mutual agreement or sooner terminated as provided herein.


                                    ARTICLE 2
                             DUTIES AND OBLIGATIONS

        During the Term of this Agreement, Coats shall make himself reasonably available to the executive officers of the Company during the Term for consultation and other activities related to business development. Coats shall not be required to devote his entire time, attention and energies to the business of the Company and shall not be required to maintain any set hours. In performing his duties hereunder, Coats shall act in accordance with the policies of the Company as determined from time to time by the Company's Board of Directors.


                                    ARTICLE 3
                                  COMPENSATION

        3.1 As compensation for the services to be rendered by Coats pursuant to this Agreement, the Company hereby agrees to pay Coats Six Thousand Two Hundred Fifty Dollars ($6,250) per month during the Term.

        3.2 The Company shall have the right to deduct or withhold from the compensation due to Coats hereunder any and all sums required for federal income or social security taxes and all state or local taxes now applicable or that may be enacted and become applicable during the Term.




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                                    ARTICLE 4
                                BUSINESS EXPENSES

        4.1 Coats shall pay for all business expenses incurred by him during the Term in performance of his obligations hereunder, including, without limitation, travel, meals, telephone and mail. If Coats' business expenses incurred in connection with services rendered hereunder exceed $25,000 annually, then upon mutual agreement of the Company and Coats, the Company may reimburse Coats for reasonable business expenses in excess of such $25,000 amount per submission of receipts for such reimbursable business expenses.


                                    ARTICLE 5
                           TERMINATION OF CONSULTANCY

        5.1 Termination for Cause. The Company may, during the Term, terminate this Agreement and discharge Coats for cause, whereupon the respective rights and obligations of the parties hereunder shall terminate (other than Coats' obligations and the Company's rights with respect thereto under Article 6); provided, however, that the Company shall promptly pay Coats any amount due and owing pursuant to Article 3, prorated to the date of termination. As used herein, the term "for cause" shall refer to the termination of Coats' consultancy as a result of any one or more of the following:

               5.1.1 Any conviction of Coats for a felony or a crime involving moral turpitude, in which event Coats agrees to release the Company from all further obligations under this Agreement.

               5.1.2 Coats engages in willful misconduct in the performance of his duties hereunder; or

               5.1.3 Coats shall fail or refuse to perform in any material respect any of his duties or responsibilities as required under this Agreement; provided that termination pursuant to this paragraph 5.1.3 shall not constitute a valid termination for cause unless Coats shall first have received written notice from the Board of Directors stating with specificity the nature of such failure or refusal and affording Coats at least fifteen (15) days to correct the act or omission complained of.

        5.2 Termination Without Cause. Anything in this Agreement to the contrary notwithstanding, the Company shall have the right, at any time in its sole and subjective discretion, to terminate this Agreement without cause upon not less than thirty (30) days prior written notice to Coats. The term "termination without




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               cause" shall mean the termination of Coats' consultancy for any reason other than those expressly set forth in Section 5.1, or no reason at all.

        5.3 Termination By Coats. Anything in this Agreement to the contrary notwithstanding, Coats shall have the right, at any time in his sole and subjective discretion, to terminate this Agreement without cause upon not less than thirty (30) days prior written notice to the Company. In the event Coats terminates this Agreement pursuant to this section, all fees shall cease as of the effective date of such termination.

                                    ARTICLE 6
                              RESTRICTIVE COVENANTS

        6.1 Confidentiality. Coats agrees that, without the Company's prior written consent, he will not use or disclose to any person, firm, association, partnership, entity or corporation, any information concerning: (a) the business operations or internal structure of the Company; (b) the customers of the Company; (c) the financial condition of the Company; and (d) other confidential information pertaining to the Company, including without limitation, trade secrets, technical data, marketing analyses and studies, operating procedures, customer and/or inventor lists, or the existence or nature of any of the Company's agreements; provided, however, that Coats shall be entitled to disclose such information: (a) to the extent the same shall have otherwise become publicly available (unless made publicly available by Coats or as a result of the breach by Coats of his obligations hereunder); or (b) during the course of or in connection with any litigation, arbitration, or other proceeding based upon or in connection with the subject matter of this Agreement.


                                    ARTICLE 7
                               GENERAL PROVISIONS

        7.1 The Company shall, to the fullest extent permitted by law, defend and indemnify Coats and hold Coats harmless from and against any obligation, liability, claim, action, loss, cost, or expense, including, but not limited to, reasonable attorneys' fees and court costs (1) arising or alleged to arise from Company obligations or liabilities, (2) made or asserted against Coats individually by virtue of his having been a consultant, officer, director, or agent of the Company, or (3) arising or alleged to arise from conduct by Coats within the scope of Coats' duties as consultant to the Company. Notwithstanding the foregoing, the Company shall in no event be obligated to indemnify Coats against liability arising from Coats' gross negligence, intentional, wrongful conduct or acts.




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        7.2    This Agreement is intended to be the final, complete and
               exclusive agreement between the parties relating to the services of Consultant to the Company and all prior or contemporaneous understandings, representations and statements, oral or written, relating to the same subject matter are merged herein. No waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement thereof is or may be sought.

        7.3 No waiver, by conduct or otherwise, by any party of any term, provision, or condition of this Agreement, shall be deemed or construed as a further or continuing waiver of any such term, provision, or condition.

        7.4 No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is in writing and signed by the party against whom enforcement of such modification, waiver, amendment, discharge, or change is sought.

        7.5 The rights under this Agreement, or by law or equity, shall be cumulative and may be exercised at any time and from time to time. No failure by any party to exercise, and no delay in exercising, any rights shall be construed or deemed to be a waiver thereof, nor shall any single or partial exercise by any party preclude any other or future exercise thereof or the exercise of any other right.

        7.6 Except as otherwise provided in this Agreement, any notice, approval, consent, waiver or other communication required or permitted to be given or to be served upon any person in connection with this Agreement shall be in writing. Such notice shall be personally served, sent by facsimile transmission, e-mail or sent prepaid by registered or certified mail with return receipt requested and shall be deemed given (i) if personally served, when delivered to the person to whom such notice is addressed, (ii) if given by facsimile transmission, when a confirmation of answer is received, (iii) if given by e-mail, when it is sent if non-delivery response is not received within an hour of sending the e-mail or (iv) if given by mail, two (2) business days following deposit in the United states mail. Any notice given by telegram, telex or cable shall be confirmed in writing within forty-eight (48) hours after being sent. Such notices shall be addressed to the party to whom such notice is to be given at the party's address set forth below or as such party shall otherwise direct.

               If to the Company:           Autobytel Inc.
                                            18872 MacArthur Blvd., Second Floor
                                            Irvine, California  92612-1400
                                            Attn:  General Counsel
                                            Facsimile:  (949) 862-1323




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               If to Consultant:          Jeffrey Coats
                                          310 E. 15th Street, Apt 3B
                                          New York, NY 10003
                                          Facsimile: 212.388.9818
                                          e-mail: jcoats@maverickassociates.com

        7.7 The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

        7.8 This Agreement shall be construed and enforced in accordance with the laws of the State of California without giving effect to the principles of conflicts of laws.

        7.9 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one instrument.

        7.10 The provisions of this Agreement are agreed to be severable, and if any provision, or application hereof, is held invalid or unenforceable, then such holding shall not effect any other provision or application.

        7.11 As used herein, and as the circumstances require, the plural term shall include the singular, the singular shall include the plural, the neuter term shall include the masculine and feminine genders, and the feminine term shall include the neuter and the masculine genders.




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        7.12   Coats acknowledges that he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company and that he has read and understands this Agreement, is fully aware of its legal effect and has entered into it freely based on his own judgment.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



                                     COMPANY

                                     Autobytel Inc.



                                     By:  /s/ Jeffrey Schwartz
                                         ---------------------------------------
                                          Jeffrey Schwartz
                                          President and Chief Executive Officer


                                     CONSULTANT



                                      /s/ Jeffrey Coats
                                     -------------------------------------------
                                      Jeffrey Coats




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